EXHIBIT 99.1

Houston Wire & Cable Company Provides Quarterly Results, Update on Cost and Debt Reduction

HOUSTON, May 07, 2020 (GLOBE NEWSWIRE) -- Houston Wire & Cable Company (NASDAQ: HWCC) (the “Company”) announced operating results for the first quarter ended March 31, 2020 and progress on its cost and debt reduction programs.

  Net income was $0.5 million, or $0.7 million after adjusting for a $0.2 million non-cash trade name impairment charge, which compares to net income of $2.3 million in the first quarter of 2019
  Fully diluted earnings per share of $0.03, or $0.04 as adjusted
  Executing cost and debt reduction programs
    Targeting expense savings of up to $14 million annualized
    Reduced net debt by $11.7 million from $82.4 million at quarter end to $70.7 million at May 5 and by over $20 million from its first quarter peak

James Pokluda, President and Chief Executive Officer commented, “Throughout these challenging times, Houston Wire & Cable Company has excelled in serving the value chain as an essential business with superior operational performance while protecting the safety of its employees.  Our teams mobilized quickly with virtual enterprise management solutions. Those employees who were able to work remotely shifted to their home offices, and our staff that was not able to work remotely practiced safe work and hygiene habits as guided by government authorities. The leadership team and I feel extraordinary gratitude for the outstanding efforts of our coworkers, and are humbled by the sacrifices they have made for the company.

During the first quarter, we were on track for sales growth until the impact of the global pandemic began in March. While we were taking actions to assure business continuity and superior customer service, we also increased our focus on prudent expense reduction and balance sheet improvement. We are well underway with expense reduction initiatives targeted to generate annualized savings of approximately $14 million and over $8 million in 2020. Our debt reduction actions during March and April have produced immediate results:  as of May 5th, net debt reduced by $11.7 million, to $70.7 million, from the end of the first quarter and by over $20 million from its peak during the quarter. Our banking relationship is strong, we are in compliance with the availability-based covenants and are focused on achieving a year-end debt target of $40 million through monetization of working capital. We will continue to report on our results throughout the year as we progress toward our year-end target.”

In addition to our expense reduction, on May 4th, we received a loan under the Small Business Administration’s Payroll Protection Program. These funds will be used to maintain employment and pay permissible operational expenses under the terms of the program.

Mr. Pokluda concluded “We are combating the current economic challenges without compromising customer service, are properly equipped and structured to provide the essential products and services our country and customers require for recovery, and are getting immediate results with the actions we are taking to strengthen the Company.”

Conference Call
The Company will host a conference call to discuss first quarter results tomorrow, Friday, May 8, 2020, at 10:00 a.m., C.D.T. Hosting the call will be James Pokluda, President and Chief Executive Officer and Christopher Micklas, Vice President and Chief Financial Officer. This will be the last scheduled call, as the Company has determined to discontinue quarterly earnings calls going forward.  However, we will continue to provide regular written updates on our business performance through our press releases and SEC filings.

A live audio web cast of the call will be available on the Investor Relations section of the Company’s website www.houwire.com.

Live call dial-in numbers are as follows:
Toll-Free: (800)-936-7954
International: (720)-545-0048
Conference ID # 2499159

Approximately two hours after the completion of the live call, a telephone replay will be available until May 15, 2020.

Replay, Toll-Free #: (855)-859-2056
Replay, Toll #: (404)-537-3406
Conference ID # 2499159

About the Company
With 45 years’ experience in the industry, Houston Wire & Cable Company, an industrial distributor, is a large provider of products in the U.S market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the United States.

Standard stock items available for immediate delivery include continuous and interlocked armor cable; instrumentation cable; medium voltage cable; high temperature wire; portable cord; power cable; primary and secondary aluminum distribution cable; private branded products, including LifeGuard™, a low-smoke, zero-halogen cable; mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings; corrosion resistant fasteners, hose clamps, and rivets.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized online ordering capabilities and 24/7/365 service.

Forward-Looking Statements
This release contains comments concerning management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company’s Annual Report on Form 10-K, the Company’s Current Report on Form 8‑K dated April 29, 2020 and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company’s website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

HOUSTON WIRE & CABLE COMPANY
Consolidated Balance Sheets
(In thousands, except share data)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash	$3,536	$4,096
Accounts receivable, net:
Trade	55,054	50,325
Other	2,114	6,640
Inventories, net	109,383	114,069
Income taxes	1,017	1,353
Prepaids and other current assets	3,157	1,833
Total current assets	174,261	178,316

Property and equipment, net	15,399	14,589
Intangible assets, net	9,888	10,282
Goodwill	22,353	22,353
Deferred income taxes	704	600
Operating lease right-of-use assets, net	12,962	13,481
Other assets	506	527
Total assets	$236,073	$240,148

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$14,651	$13,858
Accrued and other current liabilities	15,332	23,261
Operating lease liabilities	2,783	2,742
Total current liabilities	32,766	39,861

Debt	85,920	83,500
Operating lease long term liabilities	10,652	11,182
Other long term liabilities	2,234	1,977
Total liabilities	131,572	136,520

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized: 20,988,952 shares issued: 16,584,460 and 16,611,651 outstanding at March 31, 2020 and December 31, 2019, respectively	21	21
Additional paid-in-capital	52,276	52,304
Retained earnings	109,171	108,626
Treasury stock	(56,967)	(57,323)
Total stockholders’ equity	104,501	103,628
Total liabilities and stockholders’ equity	$236,073	$240,148

HOUSTON WIRE & CABLE COMPANY
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2020	2019

Sales	$83,533	$85,270
Cost of sales	63,941	64,011
Gross profit	19,592	21,259

Operating expenses:
Salaries and commissions	9,474	9,180
Other operating expenses	7,565	7,663
Depreciation and amortization	767	553
Impairment charge	200	—
Total operating expenses	18,006	17,396

Operating income	1,586	3,863
Interest expense	813	741
Income before income taxes	773	3,122
Income tax expense	228	838
Net income	$545	$2,284

Earnings per share:
Basic	$0.03	$0.14
Diluted	$0.03	$0.14
Weighted average common shares outstanding:
Basic	16,387,460	16,477,855
Diluted	16,436,293	16,577,126

HOUSTON WIRE & CABLE COMPANY
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019

Operating activities
Net income	$545	$2,284
Adjustments to reconcile net income to net cash used in operating activities:
Impairment charge	200	—
Depreciation and amortization	767	553
Amortization of unearned stock compensation	328	342
Non-cash lease expense	904	986
Provision for refund liability	18	559
Provision for inventory obsolescence	173	170
Deferred income taxes	(104)	284
Other non-cash items	62	34
Changes in operating assets and liabilities:
Accounts receivable	(253)	(723)
Inventories	4,513	(1,170)
Prepaids	(1,238)	(1,005)
Other assets	(77)	(549)
Lease payments	(907)	(982)
Trade accounts payable	793	(3,424)
Accrued and other current liabilities	(8,281)	(6,460)
Income taxes	336	534
Other operating activities	257	93
Net cash used in operating activities	(1,964)	(8,474)

Investing activities
Expenditures for property and equipment	(857)	(278)
Net cash used in investing activities	(857)	(278)

Financing activities
Borrowings on revolver	85,653	94,333
Payments on revolver	(83,233)	(86,709)
Release of treasury stock/stock surrendered on vested awards	—	8
Lease payments	(159)	(17)
Net cash provided by financing activities	2,261	7,615

Net change in cash	(560)	(1,137)
Cash at beginning of period	4,096	1,393

Cash at end of period	$3,536	$256
Supplemental disclosures of non-cash activities
Purchase of assets under finance leases	$526	$11

CONTACT:

Christopher M. Micklas
Chief Financial Officer
Direct:  713.609.2114
Fax:  713.609.2168
cmicklas@houwire.com